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                                                                    Exhibit 10.1

                           NATIONAL DENTEX CORPORATION

                Written Summary of Compensation Arrangements with
    Richard F. Becker, Jr., Arthur B. Champagne, Wayne Coll and John W. Green effective upon corporate realignment announced January 24, 2007

Executive Officers:

John W. Green            Annual base salary: $350,000
Richard F. Becker, Jr.   Annual base salary: $220,000
Arthur B. Champagne      Annual base salary: $185,000
Wayne Coll               Annual base salary: $160,000

Executive Incentive Compensation Plan - 2006

Messrs. Becker, Champagne and Coll each participate, however calculations are not available until year-end audit is completed and books are closed.

Executive Incentive Compensation Plan - 2007

All of the above will participate when Board approves plan.

Supplemental Executive Retirement Plan

Messrs. Becker and Champagne

Supplemental Laboratory Executive Retirement Plan

Mr. Coll